UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026

B&R Technology Merger Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43408	98-1902448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 West Sahara Avenue

Las Vegas, NV 89102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 483-8180

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	BRTMU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BRTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	BRTMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated July 23, 2026, B&R Technology Merger Corp. (the “Company”) consummated its initial public offering (“IPO”) of 32,500,000 units (the “Units”) on July 22, 2026. Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $325,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of 687,500 units (the “Private Placement Units”) to B&R Technology Sponsor LLC (Cayman) (the “Sponsor”) at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6,875,000. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

In connection with the IPO, the underwriter was granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 4,875,000 additional units to cover over-allotments (the “Option Units”), if any. On August 24, 2026, the underwriters purchased an additional 3,500,000 Option Units pursuant to the partial exercise of the Over-Allotment Option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $35,000,000. In connection with the closing of the Over-Allotment Option, the Sponsor purchased an additional 52,500 Private Placement Units at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $525,000. The underwriter has informed the Company that remaining portion of the Over-Allotment Option would not be exercised. As a result, 458,333 Class B ordinary shares of the Company will be surrendered by the Sponsor in order for the Company’s initial shareholders to maintain ownership of 25.0% of the issued and outstanding shares of the Company (excluding the Private Placement Shares held by the Sponsor). Such surrendered shares were cancelled by the Company.

A total of $360,000,000 of the proceeds from the sale of the Units, the Option Units, and the Private Placement Units was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee.

On August 25, 2026, the Company issued a press release, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K, announcing the closing of the partial exercise of the Over-Allotment Option.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 25, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&R Technology Merger Corp.

	By:	/s/ David York
		Name:	David York
		Title:	Chief Executive Officer
Dated: August 25, 2026